UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  April 25, 2007

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Compensatory Arrangements of Certain Officers

At the 2007 Annual Meeting of Stockholders of Theravance, Inc. (the “Company”) held on April 25, 2007, stockholders approved the amendment to the Company’s 2004 Equity Incentive Plan (the “Incentive Plan”) to, among other things, increase the number of shares authorized for issuance under the Incentive Plan from 3,700,000 to 7,200,000 shares. The amendment to the Incentive Plan was approved by the Company’s Board of Directors on December 6, 2006, but it was not effective until it was also approved by stockholders. The material terms of the amendment to the Incentive Plan are set forth in detail in “Proposal 2”, beginning on Page 17 of the Company’s 2007 definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2007, which discussion is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2007, the Company’s Board of Directors approved an amendment to Article V of the Company’s Bylaws to permit the issuance of the Company’s stock in uncertificated form in accordance with NASDAQ Rule 4350(l), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 on and after January 1, 2008. The foregoing description of the amendment to the Bylaws is qualified in its entirety by the actual terms of the amended Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Text of the Amendment to Theravance Bylaws effective April 25, 2007

10.1	Theravance, Inc. 2004 Equity Incentive Plan, as amended through April 25, 2007 (incorporated by reference to Appendix A of the Company’s 2007 definitive proxy statement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: April 30, 2007	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Sr. Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Text of the Amendment to Theravance Bylaws effective April 25, 2007

10.1	Theravance, Inc. 2004 Equity Incentive Plan, as amended through April 25, 2007 (incorporated by reference to Appendix A of the Company’s 2007 definitive proxy statement)